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                                                                      EXHIBIT 21


                  SUBSIDIARIES OF INTERNET PICTURES CORPORATION

Name of Subsidiary                                           State or Other Jurisdiction
------------------                                           ---------------------------
Interactive Pictures Corporation                             Tennessee
Interactive Pictures Corporation UK Limited                  United Kingdom
PW Technology, Inc.                                          Delaware
Internet Pictures (Canada), Inc.                             Canada